UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CMGI, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CMGI, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

November     , 2006

Dear CMGI Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “2006 Meeting”) of CMGI, Inc., which will be held at the State Room, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 6, 2006, at 9:00 a.m. Eastern time. Details of the business to be conducted at the 2006 Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the 2006 Meeting, it is important that your shares be represented and voted at the 2006 Meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the 2006 Meeting. If you so desire, you may withdraw your proxy and vote in person at the 2006 Meeting.

I look forward to greeting those of you who will be able to attend the 2006 Meeting.

Sincerely,

Joseph C. Lawler

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY

CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE

NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CMGI, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, DECEMBER 6, 2006

To the Stockholders of CMGI, Inc.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “2006 Meeting”) of CMGI, Inc. (the “Company”) will be held at the State Room, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 6, 2006, at 9:00 a.m. Eastern time, for the following purposes:

1. To elect three Class I Directors;

2. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-5, without further approval or authorization of the Company’s stockholders;

3. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s stockholders;

4. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-15, without further approval or authorization of the Company’s stockholders;

5. To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-20, without further approval or authorization of the Company’s stockholders;

6. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

7. To transact such other business as may properly come before the 2006 Meeting or any adjournments thereof.

The Board of Directors has no knowledge of any other business to be transacted at the 2006 Meeting. Only stockholders of record at the close of business on Wednesday, October 18, 2006 are entitled to notice of, and to vote at, the 2006 Meeting and any adjournments thereof. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended July 31, 2006, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and Proxy Statement. All stockholders are cordially invited to attend the 2006 Meeting.

Waltham, Massachusetts November , 2006	By Order of the Board of Directors, Peter L. Gray, Executive Vice President, General Counsel and Secretary

An admission ticket and picture identification will be required to enter the 2006 Meeting. Each stockholder will be entitled to bring a guest to the 2006 Meeting. For stockholders of record, an admission ticket is attached to the proxy card sent with this Notice and Proxy Statement. Stockholders holding stock in bank or brokerage accounts can obtain an admission ticket in advance by sending a written request, along with proof of ownership of shares (such as a brokerage statement), to the Company’s Office of Investor Relations at CMGI, Inc., 1100 Winter Street, Waltham, Massachusetts 02451. An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual is a CMGI stockholder. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the 2006 Meeting. The Company reserves the right to inspect any persons or items prior to their admission to the 2006 Meeting.

Preliminary Copy

CMGI, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held December 6, 2006

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CMGI, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2006 Annual Meeting of Stockholders (the “2006 Meeting”), which will be held at the State Room, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 6, 2006, at 9:00 a.m. Eastern time, and at any adjournments thereof. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended July 31, 2006 are being mailed to stockholders on or about November     , 2006. The Company’s principal executive offices are located at 1100 Winter Street, Waltham, Massachusetts 02451 and its telephone number is (781) 663-5001.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing, printing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to the solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Record Date, Outstanding Shares and Voting Rights

The Board of Directors has fixed Wednesday, October 18, 2006 as the record date for determining holders of Common Stock who are entitled to vote at the 2006 Meeting. As of October 18, 2006, the Company had approximately 486,940,574 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the 2006 Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2006 Meeting will constitute a quorum at the 2006 Meeting. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the 2006 Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the 2006 Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented by proxy and voting on the matter is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 6). The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock is required to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the

Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-5, without further approval or authorization of the Company’s stockholders (Proposal No. 2), to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s stockholders (Proposal No. 3), to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-15, without further approval or authorization of the Company’s stockholders (Proposal No. 4) and to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-20, without further approval or authorization of the Company’s stockholders (Proposal No. 5).

Shares which abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. Similarly, abstentions and broker non-votes will have no effect on the voting to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, which requires the affirmative vote of a majority of the votes cast or shares voting on the matter. Abstentions and broker non-votes, however, will have the same effect as a vote against each of the four reverse stock split proposals because approval of each of these proposals requires the affirmative vote of a majority of all outstanding shares of the Company’s Common Stock.

To vote by mail, please sign, date and complete the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 1100 Winter Street, Waltham, Massachusetts 02451, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the 2006 Meeting and voting in person. If not revoked, the proxy will be voted at the 2006 Meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

•	FOR the election of the three Class I Director nominees named herein;

•	FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-5, without further approval or authorization of the Company’s stockholders;

•	FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s stockholders;

•	FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-15, without further approval or authorization of the Company’s stockholders;

•	FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-20, without further approval or authorization of the Company’s stockholders;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the 2006 Meeting or any adjournments thereof.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of September 30, 2006, with respect to the beneficial ownership of shares of Common Stock by (i) each stockholder known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, including the Company’s Chief Executive Officer, (iii) the Company’s four other most highly compensated executive officers who were serving as executive officers on July 31, 2006 as well as two additional former executive officers who would have been among the four other most highly compensated executive officers if they had been serving as executive officers on July 31, 2006 (together with the Chief Executive Officer, the “Named Executive Officers”) and (iv) all current executive officers and directors of the Company, as a group.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(2)
5% Stockholders
David S. Wetherell(3)	29,863,238	6.1%

Directors
Anthony J. Bay(4)	218,444	*
Virginia G. Breen(5)	287,331	*
Thomas H. Johnson(6)	38,888	*
Francis J. Jules(7)	207,333	*
Joseph C. Lawler(8)	3,914,275	*
Edward E. Lucente(9)	58,888	*
Michael J. Mardy(10)	207,333	*

Named Executive Officers (other than CEO)
William R. McLennan(11)	586,166	*
Mark J. Kelly(12)	93,140	*
Peter L. Gray(13)	797,403	*
David J. Riley(14)	132,853	*
Thomas Oberdorf(15)	—	—
W. Kendale Southerland(16)	87,958	*
All current executive officers and directors, as a group (11 persons)(17)	6,542,054	1.3%

*	Less than 1%
(1)	The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 30, 2006, through the exercise of any stock option or other right (“Presently Exercisable Options”). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(2)	Number of shares deemed outstanding includes 486,936,751 shares of Common Stock as of September 30, 2006, plus any shares subject to Presently Exercisable Options held by the person in question.
(3)

Includes 2,500,000 shares which may be acquired by Mr. Wetherell pursuant to Presently Exercisable Options. Also includes (i) 16,812,672 shares held by a limited liability company of which Mr. Wetherell owns direct and indirect membership interests and which is managed by a limited liability company of which Mr. Wetherell is a manager and (ii) 7,588,500 shares held by a limited partnership of which Mr. Wetherell indirectly owns the limited partnership interests. Mr. Wetherell disclaims beneficial ownership of the 16,812,672 shares held by the limited liability company and the 7,588,500 shares held by the limited partnership described in the foregoing sentence. Mr. Wetherell’s address is c/o CMGI, Inc., 1100 Winter Street, Waltham, MA 02451. Mr. Wetherell served as Chairman of the Board until August 31, 2006 and currently serves as a consultant to the Company.

(4)	Consists of shares which may be acquired by Mr. Bay pursuant to Presently Exercisable Options.
(5)	Consists of shares which may be acquired by Ms. Breen pursuant to Presently Exercisable Options.
(6)	Consists of shares which may be acquired by Mr. Johnson pursuant to Presently Exercisable Options.
(7)	Consists of shares which may be acquired by Mr. Jules pursuant to Presently Exercisable Options.
(8)	Includes 1,214,905 shares which may be acquired by Mr. Lawler pursuant to Presently Exercisable Options.
(9)	Includes 38,888 shares which may be acquired by Mr. Lucente pursuant to Presently Exercisable Options.
(10)	Consists of shares which may be acquired by Mr. Mardy pursuant to Presently Exercisable Options.
(11)	Includes 156,166 shares which may be acquired by Mr. McLennan pursuant to Presently Exercisable Options.
(12)	Consists of shares which may be acquired by Mr. Kelly pursuant to Presently Exercisable Options.
(13)	Includes 672,289 shares which may be acquired by Mr. Gray pursuant to Presently Exercisable Options.
(14)	Includes 104,770 shares which may be acquired by Mr. Riley pursuant to Presently Exercisable Options.
(15)	Mr. Oberdorf was employed by the Company until June 2006.
(16)	Mr. Southerland was employed by the Company until May 2006.
(17)	Includes 3,239,487 shares which may be acquired pursuant to Presently Exercisable Options.

PROPOSAL I

ELECTION OF DIRECTORS

The current Board of Directors has seven members and is divided into three classes. A class of directors is elected each year for a three-year term. The current term of the Company’s Class I Directors will expire at the 2006 Meeting. The nominees for Class I Directors are Francis J. Jules, Joseph C. Lawler and Michael J. Mardy, each of whom currently serves as a Class I Director and is available for re-election. Each of the Class I Directors elected at the 2006 Meeting will each serve for a term of three years that will expire at the Company’s 2009 Annual Meeting of Stockholders and until his successor is elected and qualified. The persons named as proxies will vote for each of Messrs. Jules, Lawler and Mardy for election to the Board as a Class I Director unless the proxy card is marked otherwise.

Each of Messrs. Jules, Lawler and Mardy has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the persons named as proxies may vote the proxy for a substitute nominee. The Board has no reason to believe that any nominee will be unable to serve if elected.

The Board of Directors recommends that the stockholders vote FOR the Nominees listed below.

Biographical and certain other information concerning the directors of the Company and the nominees for election as a director is set forth below:

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2009 Annual Meeting

Francis J. Jules, age 49. Mr. Jules has served as a director of the Company since February 2003 and as presiding director since August 2006. Since November 2005, following the acquisition by SBC of AT&T, Mr. Jules has served as Senior Vice President, Network Integration, ATT Operations, Inc., a subsidiary of AT&T, a local telephone and access provider. From February 2003 to November 2005, Mr. Jules served as President, SBC Global Markets. From December 2001 to October 2002, Mr. Jules served as Chief Executive Officer of US LEC Corp., a provider of voice, data and Internet services. From August 2000 to November 2001, Mr. Jules served as President and Chief Operating Officer, and then as acting Chief Executive Officer, of Winstar Communications, Inc., a provider of telephone and data services (“Winstar”). In April 2001, Winstar, along with certain of its subsidiaries, voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Thereafter, in December 2001, substantially all of the assets of Winstar were acquired by IDT Corporation. From 1994 to 2000, Mr. Jules served in various executive positions at Ameritech Corporation and SBC Communications Inc., last serving as President of Business Communications Services.

Joseph C. Lawler, age 56. Mr. Lawler has served as a director of the Company since August 2004. Mr. Lawler has served as President and Chief Executive Officer of the Company since August 2004, and also became Chairman in September 2006. Mr. Lawler is also President and Chief Executive Officer of ModusLink Corporation, a subsidiary of the Company (“ModusLink”). From 1995 to March 2004, Mr. Lawler served in various positions with R.R. Donnelley & Sons Company, a provider of full-service global print solutions, most recently as Executive Vice President. While at R.R. Donnelley, Mr. Lawler had management responsibilities for logistics, financial, direct mail and international operations.

Michael J. Mardy, age 57. Mr. Mardy has served as a director of the Company since May 2003. Since July 2003, Mr. Mardy has served as Senior Vice President and Chief Financial Officer of Tumi, Inc., a retailer of prestige luggage and business accessories. From 1996 to 2002, Mr. Mardy served as Executive Vice President and Chief Financial Officer of Keystone Foods LLC, a global manufacturer of food products. From 1980 to 1996, Mr. Mardy served in various positions with Nabisco, Inc., last serving as Senior Vice President and Chief Financial Officer of Nabisco Biscuit Company, a manufacturer of various food products.

Class II Directors Continuing in Office until the 2007 Annual Meeting

Anthony J. Bay, age 51. Mr. Bay has served as a director of the Company since September 2002. Mr. Bay is a private venture capital investor and advisor to technology companies. From 1994 to 2000, Mr. Bay worked for Microsoft Corporation, last serving as Vice President and General Manager of Microsoft’s Digital Media Division and a member of Microsoft’s executive staff. From 2000 to 2006, Mr. Bay served on the Board of Directors of Loudeye Corporation, including the role of Chairman of the Board from 2003 to 2006. Loudeye was listed on Nasdaq until acquired by Nokia Corporation in October 2006. Mr. Bay currently serves as a director of two privately held technology companies: MOD Systems, which provides Digital Media on Demand systems for retailers; and 21st Century Music, a music and technology company.

Virginia G. Breen, age 42. Ms. Breen has served as a director of the Company since April 2001. Since August 1995, Ms. Breen has been General Partner of Blue Rock Capital, L.P., a venture capital firm that invests in information technology and service businesses and which she co-founded. Ms. Breen has also been a partner with Sienna Ventures, a venture capital firm that invests in information technology and service businesses since 2002. Ms. Breen also serves as a Manager of Excelsior Absolute Return Fund of Funds, L.L.C., a registered investment company and also as Manager of Excelsior Absolute Return Fund of Funds Master Fund, L.L.C., a registered investment company.

Edward E. Lucente, age 66. Mr. Lucente has served as a director of the Company since April 2006. From January 1998 to December 2000, Mr. Lucente served as President, Chief Executive Officer and Chairman of the Board of QMS, Inc., a developer, manufacturer, and supplier of document printing solutions. From 1991 to 1993, Mr. Lucente served as Executive Vice President of Northern Telecom (Nortel), a designer and manufacturer of telephone and IP-optimized networks. From 1961 to 1991, Mr. Lucente served in various senior management positions with International Business Machines Corporation (IBM), including President of the Information Products Division; Group Executive, Marketing, Services and Sales; and President and Chairman of IBM’s Asia-Pacific operations.

Class III Director Continuing in Office until the 2008 Annual Meeting

Thomas H. Johnson, age 57. Mr. Johnson has served as a director of the Company since April 2006. Mr. Johnson served as Chairman and Chief Executive Officer of Chesapeake Corporation, a specialty packaging manufacturer, from 1997 to 2005. He is also a director of Mirant Corporation, Universal Corporation and Superior Essex Inc.

Independence of Members of Board of Directors

The Board of Directors has determined that each of Anthony J. Bay, Virginia G. Breen, Thomas H. Johnson, Francis J. Jules, Edward E. Lucente and Michael J. Mardy, constituting a majority of the directors of the Company, satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market LLC (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board of Directors.

Corporate Governance and Board and Committee Meetings

During the fiscal year ended July 31, 2006 (“fiscal 2006”), the Board of Directors held 9 meetings (including by telephone conference). During fiscal 2006, each incumbent director attended at least 75% of the meetings of the Board and of the committees on which he or she served. During fiscal 2006, all of the independent directors of the Company met regularly, either in an executive session of a regularly scheduled Board meeting or as the Nominating and Corporate Governance Committee, outside of the presence of non-independent directors and executive officers of the Company. The Company’s directors are strongly encouraged to attend the Company’s Annual Meeting of Stockholders. All of the Company’s directors serving at the time of the 2005 Annual Meeting of Stockholders attended such meeting.

The Board has four standing committees: an Audit Committee, a Human Resources and Compensation Committee, a Nominating and Corporate Governance Committee and a Technology Committee. In addition, in August 2006 the Company established the position of presiding director. The duties of the presiding director, as set forth in the Company’s Corporate Governance Guidelines, as amended to date, include (i) chairing any meeting of the independent directors in executive session, (ii) facilitating communications between other members of the Board and the Chairman and Chief Executive Officer (however, each director is free to communicate directly with the Chairman and Chief Executive Officer), (iii) in the event a stockholder seeks to communicate with the Board of Directors, accepting and responding to such communications in conjunction with the Chairman and Chief Executive Officer, and (iv) working with the Chairman and Chief Executive Officer in the preparation of the agenda for each Board meeting and in scheduling the time devoted to matters at each Board meeting and, as required, in determining the need for special meetings of the Board. The designation as presiding director shall rotate among the independent directors every two years. Mr. Jules has been appointed presiding director for a term expiring at the conclusion of fiscal 2008.

Audit Committee

The Board of Directors has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the Company’s outside auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee pre-approves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be found under the “Investor Center” section of the Company’s website at www.cmgi.com. The Audit Committee consists of Anthony J. Bay, Thomas H. Johnson, Francis J. Jules and Michael J. Mardy (Chair), each of whom is independent as defined in applicable Nasdaq listing standards. The Board of Directors has determined that Michael J. Mardy is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met 11 times during fiscal 2006.

Human Resources and Compensation Committee

The Board of Directors has a Human Resources and Compensation Committee, which administers the Company’s 2004 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan, 2000 Stock Incentive Plan, 1986 Stock Option Plan and Amended and Restated 1995 Employee Stock Purchase Plan, as well as the Company’s cash incentive plans, performance-based stock options and other equity-based awards. The Human Resources and Compensation Committee approves salaries, bonuses and other compensation arrangements and policies for the Company’s executive officers, including the Chief Executive Officer. The Human Resources and Compensation Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Human Resources and Compensation Committee, a copy of which can be found under the “Investor Center” section of the Company’s website at www.cmgi.com. The Human Resources and Compensation Committee consists of Virginia G. Breen, Francis J. Jules (Chair), Edward E. Lucente and Michael J. Mardy. The Human Resources and Compensation Committee met 10 times during fiscal 2006.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee, which makes recommendations to the Board of Directors concerning all facets of the director-nominee selection process, develops and recommends to the Board corporate governance principles applicable to the Company and oversees the evaluation of the Board and management. The Nominating and Corporate Governance Committee has the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Nominating and Corporate Governance Committee is responsible for overseeing an annual self-evaluation of the Board of Directors to determine whether it and its committees are functioning effectively and determines the nature of the evaluation, supervises the conduct of the evaluation and prepares an assessment of the performance of the Board of Directors, which is discussed with the Board of Directors. The Nominating and Corporate Governance Committee, at the request of the Board of Directors, periodically reviews and makes recommendations to the Board of Directors relating to management succession planning, including policies and principles for Chief Executive Officer selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer. The Nominating and Corporate Governance Committee presents an annual report to the Board of Directors on succession planning. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which can be found under the “Investor Center” section of the Company’s website at www.cmgi.com.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Board of Directors requires that all nominees for the Board of Directors have a reputation for integrity, honesty and adherence to high ethical standards. In addition, nominees should also have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by stockholders.

Stockholders wishing to propose director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company and providing information specified in the Company’s By-Laws, including the candidate’s name, biographical data and qualifications. The Company’s By-Laws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give timely written notice of an intent to make such a nomination to the Secretary of the Company. See “Proposals of Stockholders for 2007 Annual Meeting.” The Nominating and Corporate Governance Committee consists of Anthony J. Bay, Virginia G. Breen (Chair), Thomas H. Johnson, Francis J. Jules, Edward E. Lucente and Michael J. Mardy, each of whom is independent as defined in applicable Nasdaq listing standards. The Nominating and Corporate Governance Committee met 8 times during fiscal 2006.

Technology Committee

The Board of Directors has a Technology Committee, which provides strategic guidance and oversight to the Company on use of technology in its core businesses and evaluates and approves investment proposals for the Company’s venture capital business which invest funds on the Company’s behalf. The Technology Committee consists of Anthony J. Bay (Chair), Virginia G. Breen and Joseph C. Lawler. The Technology Committee met 6 times during fiscal 2006.

Stockholder Communications with the Board of Directors

Stockholders may send written communications to the Board of Directors, the presiding director or any individual member of the Board to the following address: c/o Secretary, CMGI, Inc., 1100 Winter Street, Waltham, MA 02451. The Company will forward all such correspondence accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

PROPOSAL 2

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-5, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

The Company may consider effecting a reverse split of its issued and outstanding shares of Common Stock (“reverse stock split” or “reverse split”) on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting if such action is deemed appropriate and in the best interests of the Company and its stockholders. Such action may be taken, among other reasons, in order to preserve the listing of the Company’s Common Stock on the Nasdaq Global Market, to meet listing requirements for other trading markets or exchanges, or for reasons related to capital markets generally, including attracting institutional investors. Given the time and expense associated with convening a special meeting of stockholders, which would be required to consider this issue at a later time, the Board of Directors has determined that it is most efficient and in the best interests of the Company’s stockholders to seek approval and authorization of a reverse stock split at the 2006 Meeting.

At the Company’s 2005 Annual Meeting of Stockholders (the “2005 Meeting”), the stockholders approved proposals authorizing the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-5, 1-for-10, 1-for-15 and 1-for-20, without further approval or authorization of the Company’s stockholders. The Board has not determined to effect a reverse stock split pursuant to the authority conferred on it by the stockholders at the 2005 Meeting. Accordingly, as of December 6, 2006, the date of the 2006 Meeting, that authority will expire and be without any further effect.

The Company has determined once again to submit a series of proposals, none of which is conditioned on any other submitted proposal, that would grant authority to the Board of Directors to effect a reverse split, with such authority to be exercised, if at all, in accordance with the parameters of such proposals, at any time prior to the Company’s next annual meeting of stockholders following the 2006 Meeting. As with the proposals approved at the 2005 Meeting, if some or all of such proposals are approved by the Company’s stockholders at the 2006 Meeting or at an adjournment thereof, the Board of Directors would then have the discretion to implement a reverse stock split, within the parameters of the authority granted at the 2006 Meeting, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting, without seeking further approval or authorization of the Company’s stockholders. If the Company effects one of the proposed reverse stock splits, the Board’s authority to then effect an additional reverse stock split that is approved by the Company’s stockholders at the 2006 Meeting shall automatically terminate.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting.

In Proposal No. 2, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-5 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2006 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-5 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

The primary reason for implementing a reverse stock split would be to attempt to increase the per share market price of the Common Stock. In recent years, the closing bid price for the Company’s Common Stock has remained below $1.00 per share for extended periods. As a result, on November 1, 2002, the listing of the Company’s Common Stock transferred from the Nasdaq National Market to the Nasdaq SmallCap Market (now

known as the Nasdaq Capital Market). On June 26, 2003, following maintenance of the minimum closing bid price requirement for 30 consecutive days and compliance with all other continued listing requirements of the Nasdaq National Market, the listing of the Company’s Common Stock transferred back to the Nasdaq National Market (now known as the Nasdaq Global Market). The Nasdaq National Market, the market where the Company’s Common Stock is currently listed, requires a minimum bid price per share of $1.00 for continued listing. The Board of Directors anticipates that a reverse stock split, if implemented, would have the effect of increasing, proportionately, the per share trading price of the Company’s Common Stock, which could result in a share price high enough to maintain compliance with the Nasdaq Global Market’s minimum price requirement should the closing bid price for the Company’s Common Stock drop below $1.00 per share for extended periods. There can be no assurance, however, that the Company would be able to maintain the listing of the Company’s Common Stock on the Nasdaq Global Market or the Nasdaq Capital Market even if a reverse split results in a bid price for the Company’s Common Stock that exceeds $1.00 per share.

The Board of Directors believes that the current low price of the Company’s Common Stock has had a negative effect on the marketability of the issued and outstanding shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board of Directors believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company’s Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company’s share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Company’s Common Stock.

The Board of Directors anticipates that a reverse stock split would result in an increased per share bid price for the Company’s Common Stock. The Board of Directors also believes that the decrease in the number of shares of the Company’s Common Stock outstanding as a consequence of a reverse stock split, and the anticipated related increase in the price of the Company’s Common Stock, could encourage interest in the Company’s Common Stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after a reverse stock split. In addition, although any increase in the market price of the Company’s Common Stock resulting from a reverse stock split may be proportionately less than the decrease in the number of outstanding shares, a reverse stock split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

There can be no assurances, however, that if a reverse stock split were implemented, the foregoing events would occur, or that the market price of the Company’s Common Stock immediately after such a reverse stock split would be maintained for any period of time. Moreover, there can be no assurance that the market price of the Company’s Common Stock after a reverse stock split would adjust to reflect the conversion ratio (e.g., if the market price is $1.50 before a reverse stock split and the ratio is one (1) share for every five (5) shares outstanding there can be no assurance that the market price for such share immediately after the reverse stock split would be $7.50 (5 x $1.50)); or that the market price following a reverse stock split would either exceed or remain in excess of the then current market price.

Principal Effects of the Proposed 1-for-5 Reverse Stock Split

If the proposed 1-for-5 reverse stock split is approved at the 2006 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-5 reverse stock split, each outstanding share of the Company’s

Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one fifth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of five and the respective exercise prices would be increased by a factor of five.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse stock split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse stock split would receive cash in lieu of the fractional share as explained more fully below. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which the Company would be effecting the reverse stock split. Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act of 1934.

The par value of the Company’s Common Stock would remain unchanged at $0.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse stock split. As of October 18, 2006, the record date for the 2006 Meeting, there were 486,940,574 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse stock split, the actual number of shares issued and outstanding before and after the reverse stock split would increase or decrease accordingly.

Because the reverse stock split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders. The reverse stock split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse stock split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse stock split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse stock split, the Company would pay cash equal to the fair value of the Company’s Common Stock at the effective time of the reverse split. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of a reverse stock split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of a reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of the Company’s Common Stock in exchange for their old shares of the Company’s Common Stock. The Company believes that because a reverse stock split would not be part of a plan to increase periodically a stockholder’s proportionate interest in the Company’s assets or earnings and profits, the reverse stock split would likely have the following federal income tax effects:

A stockholder who receives solely a reduced number of shares of the Company’s Common Stock would not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of the Company’s Common Stock would equal the stockholder’s basis in its old shares of the Company’s Common Stock.

A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split would generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution would be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of the Company’s Common Stock will equal the stockholder’s basis in its old shares of the Company’s Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

The Company would not recognize any gain or loss as a result of a reverse stock split.

Board Discretion to Implement the 1-for-5 Reverse Stock Split

If the proposed 1-for-5 reverse split is approved at the 2006 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting, authorize the reverse stock split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix I to this Proxy Statement. The determination by the Board of Directors to implement a reverse stock split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq Global Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement a reverse stock split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2006 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock.

Notwithstanding approval of the reverse stock split at the 2006 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse stock split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-5 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 3

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-10, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

For an overview of the reverse stock split proposals, see the caption entitled “Overview” in Proposal No. 2 above.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting.

In Proposal No. 3, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-10 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2006 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-10 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse split, see the caption entitled “Reasons for the Proposed Reverse Split” in Proposal No. 2 above.

Principal Effects of the Proposed 1-for-10 Reverse Stock Split

If the proposed 1-for-10 reverse stock split is approved at the 2006 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-10 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one tenth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of ten and the respective exercise prices would be increased by a factor of ten.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse stock split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse stock split would receive cash in lieu of the fractional share as explained more fully below. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which the Company would be effecting the reverse stock split. Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act of 1934.

The par value of the Company’s Common Stock would remain unchanged at $0.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse stock split. As of October 18, 2006, the record date for the 2006 Meeting, there were 486,940,574 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse stock split, the actual number of shares issued and outstanding before and after the reverse stock split would increase or decrease accordingly.

Because the reverse stock split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders. The reverse stock split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common

Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse stock split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse stock split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse stock split, the Company would pay cash equal to the fair value of the Company’s Common Stock at the effective time of the reverse stock split. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the reverse stock split, see the caption entitled “Federal Income Tax Consequences” in Proposal No. 2 above.

Board Discretion to Implement the 1-for-10 Reverse Stock Split

If the proposed 1-for-10 reverse stock split is approved at the 2006 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting, authorize the reverse stock split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix II to this Proxy Statement. The determination by the Board of Directors to implement a reverse stock split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq Global Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement a reverse stock split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2006 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse stock split at the 2006 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse stock split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-10 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 4

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-15, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

For an overview of the reverse stock split proposals, see the caption entitled “Overview” in Proposal No. 2 above.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting.

In Proposal No. 4, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-15 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2006 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-15 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse split, see the caption entitled “Reasons for the Proposed Reverse Split” in Proposal No. 2 above.

Principal Effects of the Proposed 1-for-15 Reverse Split

If the proposed 1-for-15 reverse stock split is approved at the 2006 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-15 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one fifteenth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of 15 and the respective exercise prices would be increased by a factor of 15.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse stock split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse stock split would receive cash in lieu of the fractional share as explained more fully below. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which the Company would be effecting the reverse stock split. Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act of 1934.

The par value of the Company’s Common Stock would remain unchanged at $0.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse stock split. As of October 18, 2006, the record date for the 2006 Meeting, there were 486,940,574 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse stock split, the actual number of shares issued and outstanding before and after the reverse stock split would increase or decrease accordingly.

Because the reverse stock split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders. The reverse stock split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse stock split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse stock split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse stock split, the Company would pay cash equal to the fair value of the

Company’s Common Stock at the effective time of the reverse stock split. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the reverse stock split, see the caption entitled “Federal Income Tax Consequences” in Proposal No. 2 above.

Board Discretion to Implement the 1-for-15 Reverse Stock Split

If the proposed 1-for-15 reverse stock split is approved at the 2006 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting, authorize the reverse stock split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix III to this Proxy Statement. The determination by the Board of Directors to implement a reverse stock split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq Global Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement a reverse stock split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2006 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse stock split at the 2006 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-15 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 5

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-20, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

Overview

For an overview of the reverse stock split proposals, see the caption entitled “Overview” in Proposal No. 2 above.

General

The Company’s stockholders are being asked to approve four different reverse stock split proposals at the ratios of 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If any or all of such proposals are approved, the Board of

Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its stockholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to stockholder approval, (ii) in connection therewith, amending the Company’s Certificate of Incorporation (the “Amendment”), to effect each reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting.

In Proposal No. 5, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a 1-for-20 reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the next annual meeting of stockholders.

If approved by the Company’s stockholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, one of the four proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment or Amendments approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If none of the reverse stock splits approved by the stockholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of stockholders following the 2006 Meeting, all such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Delaware, the 1-for-20 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Stock Split

For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse split, see the caption entitled “Reasons for the Proposed Reverse Split” in Proposal No. 2 above.

Principal Effects of the Proposed 1-for-20 Reverse Stock Split

If the proposed 1-for-20 reverse stock split is approved at the 2006 Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, and elects to effect the 1-for-20 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one twentieth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options issued by the Company would be reduced by a factor of 20 and the respective exercise prices would be increased by a factor of 20.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse stock split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse stock split would receive cash in lieu of the fractional share as explained more fully below. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which the Company would be effecting the reverse stock split. Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act of 1934.

The par value of the Company’s Common Stock would remain unchanged at $0.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse stock split. As of October 18, 2006, the record date for the 2006 Meeting, there were 486,940,574 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse stock split, the actual number of shares issued and outstanding before and after the reverse stock split would increase or decrease accordingly.

Because the reverse stock split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders. The reverse stock split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse stock split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse stock split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or the Company’s Certificate of Incorporation or By-Laws to dissent from a reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse stock split is approved at the 2006 Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock at the effective time of the reverse stock split. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the reverse split, see the caption entitled “Federal Income Tax Consequences” in Proposal No. 2 above.

Board Discretion to Implement the 1-for-20 Reverse Stock Split

If the proposed 1-for-20 reverse stock split is approved at the 2006 Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting, authorize the reverse stock split and file the Amendment with the Secretary of State of the State of Delaware. The form of Amendment is attached as Appendix IV to this Proxy Statement. The determination by the Board of Directors to implement a reverse stock split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq Global Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement a reverse stock split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the stockholders at the 2006 Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse stock split at the 2006 Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse stock split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-20 at any time on or prior to the date of the Company’s next annual meeting of stockholders following the 2006 Meeting, without further approval or authorization of the Company’s stockholders.

PROPOSAL 6

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending July 31, 2007, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of KPMG as the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of KPMG, which served as the Company’s independent registered public accounting firm in fiscal 2006, is expected to be present at the 2006 Meeting to be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

The Board of Directors recommends that the stockholders vote FOR the ratification of KPMG LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year.

ADDITIONAL INFORMATION

Management

Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company.

Name	Age	Position
Joseph C. Lawler	56	Chairman, President and Chief Executive Officer
David J. Riley	36	Interim Chief Financial Officer and Treasurer
Peter L. Gray	38	Executive Vice President, General Counsel and Secretary
Mark J. Kelly	48	President, Americas Business Unit, ModusLink Corporation
William R. McLennan	48	President, International Business Unit, ModusLink Corporation

Joseph C. Lawler has served as President and Chief Executive Officer of the Company and as a director since August 2004, and also became Chairman in September 2006. Mr. Lawler is also President and Chief Executive Officer of ModusLink. From 1995 to March 2004, Mr. Lawler served in various positions with R.R. Donnelley & Sons Company, a provider of full-service global print solutions, most recently as Executive Vice President. While at R.R. Donnelley, Mr. Lawler had management responsibilities for logistics, financial, direct mail and international operations.

David J. Riley became Interim Chief Financial Officer and Treasurer of the Company and of ModusLink in June 2006. From March 2006 until June 2006, Mr. Riley served as Special Assistant to the Chief Executive Officer of the Company. Mr. Riley served in various capacities within the Company’s finance department from March 2000 to June 2006, including as Director of Finance from February 2001 to April 2003 and as Vice President, Finance from April 2003 to March 2006. Prior to joining the Company in 2000, Mr. Riley was a member of the Audit practice with Ernst & Young LLP. Mr. Riley is a Certified Public Accountant.

Peter L. Gray has served as Executive Vice President and General Counsel of the Company since March 2002 and as Secretary since December 2005. Mr. Gray has also served as Executive Vice President, General Counsel and Secretary of ModusLink since August 2004. Mr. Gray served as Vice President and Assistant General Counsel of the Company from December 2000 to March 2002 and Associate General Counsel of the Company from June 1999 to December 2000. Mr. Gray served as Assistant General Counsel to Cambridge Technology Partners (Massachusetts), Inc. from February 1999 to June 1999. From September 1993 to January 1999, Mr. Gray was an attorney at Hale and Dorr LLP (now Wilmer Cutler Pickering Hale and Dorr LLP), where he was elected a junior partner in May 1998.

Mark J. Kelly has been President, Americas Business Unit of ModusLink since April 2006. Mr. Kelly has served ModusLink in various management and operational capacities, including as Senior Vice President of Operations from May 2005 to April 2006, as Vice President, Operations from September 2004 to May 2005 and as General Manager of the Raleigh, North Carolina solution center from January 2000 to September 2004.

William R. McLennan joined ModusLink in February 2005 as President, Asia-Pacific Operations of ModusLink and has served as President, International Business Unit of ModusLink since January 2006. From June 2004 to February 2005, Mr. McLennan served as a partner of Onyx Capital Ventures, a private equity investment firm. From June 2003 to April 2004, Mr. McLennan served as the President of R.R. Donnelley Logistics, a supply chain management company. From August 2001 to May 2003, Mr. McLennan was Chief Operating Officer and Chief Financial Officer of R.R. Donnelley Logistics. From April 2000 to June 2001, Mr. McLennan served as the Co-President of Packtion Corporation, an internet technology business.

There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

Director Compensation

Members of the Board of Directors receive a combination of cash compensation and equity in the form of stock options, provided they are eligible under the applicable plan. In addition, all of the directors of the Company receive reimbursement of expenses incurred with respect to attendance at meetings of the Board of Directors and meetings of committees thereof.

The Board of Directors has adopted a Director Compensation Plan which governs cash compensation to directors and under which all directors are eligible to participate, other than any director who (i) is an employee of the Company or any of its subsidiaries or affiliates or (ii) unless otherwise determined by the Board, is an affiliate, employee or designee of an institutional or corporate investor in the Company (an “Affiliated Director”). Pursuant to the Director Compensation Plan, each participating director who is serving as a director on the last day of any fiscal quarter shall receive a payment for such quarter of $12,500. Each participating director who is serving as the chairperson of a committee of the Board of Directors on the last day of any fiscal quarter shall receive a payment of $1,250, provided, however, that the chairperson of the Audit Committee on the last day of any fiscal quarter shall receive a payment of $2,500. In addition, any director serving as presiding director on the last day of any fiscal quarter shall receive a payment of $2,500. Each participating director who attends a telephonic meeting of the Board of Directors or a committee thereof shall receive a meeting fee of $500. Each participating director who attends a meeting of the Board of Directors or a committee thereof, where a majority of the directors attend such meeting in person, shall receive a meeting fee of $1,000.

Under the 2005 Non-Employee Director Plan (the “2005 Plan”) all directors, other than an Affiliated Director, will automatically be granted an option to acquire 200,000 shares of Common Stock (the “Initial Option”) upon election to the Board. Each director who ceases to be an Affiliated Director and is not otherwise an employee of the Company or any of its subsidiaries or affiliates will be granted, on the date such director ceases to be an Affiliated Director but remains as a member of the Board of Directors, an Initial Option to acquire 200,000 shares of Common Stock under the plan. Each Initial Option will vest and become exercisable as to 1/36th of the number of shares of Common Stock originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a director on such monthly anniversary date. On the date of each annual meeting of stockholders of the Company, each eligible director who is both serving as director immediately prior to and immediately following such annual meeting, and who has served on the Board for at least six months, will automatically be granted an option to purchase 24,000 shares of Common Stock (an “Annual Option”). Each Annual Option will vest and become exercisable on a monthly basis as to 1/36th of the number of shares originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a director on such monthly anniversary date.

The option exercise price per share for each option granted under the 2005 Plan shall equal the closing price of the Common Stock on the date of grant. Except as otherwise provided in the applicable option agreement, each option granted under the 2005 Plan shall terminate, and may no longer be exercised, on the date that is ten years after the date of grant of such option.

Prior to the adoption of the 2005 Plan, all directors of the Company were eligible to receive non-statutory stock options to purchase shares of Common Stock under the Company’s 1999 Stock Option Plan for Non-Employee Directors, as amended (the “1999 Plan”). No further options are granted under this plan. Under the 1999 Plan each eligible director who was elected to the Board for the first time was granted an option to acquire 200,000 shares of Common Stock (the “1999 Option”). Each Affiliated Director who ceased to be an Affiliated Director was granted, on the date such director ceased to be an Affiliated Director but remained as a member of the Board of Directors, a 1999 Initial Option to acquire 200,000 shares of Common Stock under the Director Plan. Each Initial Option vests and becomes exercisable as to 1/36th of the number of shares of Common Stock originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a director on such monthly anniversary date.

On each anniversary of the grant of the 1999 Initial Option, each eligible director was automatically granted an option to purchase 24,000 shares of Common Stock (a “1999 Annual Option”), provided that such eligible director served as a director on the applicable anniversary date. Each 1999 Annual Option granted prior to March 12, 2003 vests and becomes exercisable as to 1/12th of the number of shares originally subject to the option on each monthly anniversary date of the date of grant commencing on the 37th monthly anniversary date of the date of grant of such 1999 Annual Option, provided that the optionee serves as a director on such monthly anniversary date. Each 1999 Annual Option granted on or after March 12, 2003 vests and becomes exercisable as to 1/36th of the number of shares originally subject to the option on each monthly anniversary date of the date of grant of such 1999 Annual Option, provided that the optionee serves as a director on such monthly anniversary date. The 1999 Plan provides that the maximum aggregate number of shares of Common Stock that may vest for any optionee in any 48-month period shall not exceed 200,000 shares. Accordingly, in 2005 all current participants under the 1999 Plan agreed to defer the vesting of their Annual Options granted after March 12, 2003 to the extent necessary to comply with this provision.

The option exercise price per share for each option granted under the 1999 Plan equals the closing price of the Common Stock on the date of grant. Except as otherwise provided in the applicable option agreement, each option granted under the 1999 Plan shall terminate, and may no longer be exercised, on the date that is ten years after the date of grant of such option.

During fiscal year 2006, the following stock options were granted under the 1999 Director Plan and 2005 Director Plan:

Director Name	Plan	Date of Grant	Type of Option	Number of Shares	Exercise Price
Anthony J. Bay	1999 2005	9/9/05 12/7/05	Annual Annual	24,000 24,000	$ $	1.72 1.58
Virginia G. Breen	2005	12/7/05	Annual	24,000		$1.58
Thomas H. Johnson	2005	4/17/06	Initial	200,000		$1.48
Francis J. Jules	2005	12/7/05	Annual	24,000		$1.58
Edward E. Lucente	2005	4/17/06	Initial	200,000		$1.48
Michael J. Mardy	2005	12/7/05	Annual	24,000		$1.58

Each of the directors has also entered into an Indemnification Agreement with the Company providing that the Company shall indemnify the director to the fullest extent authorized or permitted by applicable law in the event that the director is involved in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or by any other party and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that the director is or was a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, provided that the director shall not have been finally adjudged to have engaged in willful misconduct or to have acted in a manner which was knowingly fraudulent or deliberately dishonest, or had reasonable cause to believe that his or her conduct was unlawful.

Executive Compensation

Summary Compensation

The following table provides certain summary information with respect to the compensation earned by each of the Named Executive Officers for the fiscal years ended July 31, 2006, 2005 and 2004:

SUMMARY COMPENSATION TABLE

							Long-Term Compensation
		Annual Compensation					Awards
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compensation ($)(1)		Restricted Stock Awards($)(2)	Securities Underlying Options(#)	All Other Compensation ($)(3)
Joseph C. Lawler(4) Chairman, President and Chief Executive Officer	2006 2005	550,000 518,269		0 250,000	0 110,836	(6)	782,452 2,142,000	674,527 2,700,000	16,294 12,270	(5) (7)

William R. McLennan(8) President, International Business Unit, ModusLink	2006 2005	359,810 156,250		0 97,500	2,652 10,000	(6) (6)	144,000 707,200	300,000 510,000	221,944 4,634	(9) (10)

Mark J. Kelly President, Americas Business Unit, ModusLink	2006	225,096		50,000	33,000	(6)	0	235,000	4,475

Peter L. Gray Executive Vice President, General Counsel and Secretary	2006 2005 2004	232,692 225,000 225,875		0 0 70,000	0 0 0		80,000 104,250 127,200	100,000 150,000 140,000	15,230 14,942 14,702	(5) (5) (5)

David J. Riley Interim Chief Financial Officer	2006	180,249		0	0		0	270,000	4,046

Thomas Oberdorf(11) Former Chief Financial Officer	2006 2005 2004	303,192 325,000 326,250	(12)	0 0 100,000	0 0 0		144,000 109,115 159,000	200,000 200,000 170,000	2,092 2,000 1,750

W. Kendale Southerland(13) Former President, Sales and Marketing, ModusLink	2006 2005	285,000 308,646	(14)	0 50,000	5,614 87,780	(6) (6)	264,000 449,713	200,000 250,000	305,461 375,648	(15) (16)

(1)	In accordance with the rules of the Securities and Exchange Commission, certain other annual compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for such year.
(2)	Restricted stock awards represent grants of Common Stock issued under the Company’s 2000 Stock Incentive Plan or 2004 Stock Incentive Plan, other than the fiscal 2005 award to Mr. Lawler which was an inducement award pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A). The dollar value of each award is based on the closing market price of the Company’s Common Stock on the date of grant. Each award vests in three equal installments on the first three anniversaries of the date of grant, other than the awards to Mr. Lawler and the fiscal 2005 award to Mr. McLennan, which vest in five equal installments on the first five anniversaries of the dates of grant. Holders of shares of restricted stock are entitled to the same dividends as those paid to holders of unrestricted shares, if any. The following table presents the number of shares of restricted stock issued to each Named Executive Officer in fiscal 2006, the aggregate restricted stock holdings of each Named Executive Officer as of July 31, 2006 and the value of such holdings based on the closing market price of the Company’s Common Stock on such date.

	Number of Shares of Restricted Stock Granted in Fiscal 2006	Restricted Stock Holdings at July 31, 2006
Name		Number of Shares	Value($)
Joseph C. Lawler	449,685	1,889,685	1,965,272
William R. McLennan	90,000	362,000	376,480
Mark J. Kelly	0	0	0
Peter L. Gray	50,000	126,667	131,734
David J. Riley	0	30,918	32,155
Thomas Oberdorf*	90,000	0	0
W. Kendale Southerland*	165,000	0	0

*	Not employed by the Company at July 31, 2006.

(3)	Amounts set forth in this column represent employer 401(k) plan or other pension matching cash contributions, in addition to other items noted.
(4)	Mr. Lawler joined the Company in August 2004.
(5)	Includes $12,000 automobile allowance paid by the Company.
(6)	Amount represents certain relocation expenses paid by the Company.
(7)	Includes $11,000 automobile allowance paid by the Company.
(8)	Mr. McLennan joined the Company in February 2005.
(9)	Includes expatriate allowance of $55,491, payment of housing lease of $102,700, payment of car rental of $36,477 and payment of taxes of $19,715. Of such amount, $158,892 represents payments denominated in Singapore dollars made to third parties on Mr. McLennan’s behalf converted to U.S. dollars at the average conversion rate in fiscal 2006.
(10)	Includes expatriate allowance of $1,884.
(11)	Mr. Oberdorf was employed by the Company until June 2006.
(12)	Includes $12,423 of accrued but unused vacation, paid upon termination of employment.
(13)	Mr. Southerland became an executive officer of the Company in August 2004 upon the acquisition of Modus Media, Inc. and was employed by the Company until May 2006.
(14)	Includes $12,500 of accrued but unused vacation, paid upon termination of employment.
(15)	Includes severance of $40,000 paid during fiscal 2006. Additional severance payments will be made during fiscal 2007. Also includes (i) $33,205 relating to calendar year 2005 expatriate adjustments, (ii) $216,731 relating to calendar years 2004 and 2005 tax payments and tax equalization payments, (iii) $500 relating to tax preparation fees and (iv) $11,575 relating to temporary housing payments. For additional information, please see “Employment Agreements and Severance and Change in Control Arrangements.”
(16)	Includes $182,868 paid by the Company on behalf of Mr. Southerland in connection with Mr. Southerland’s housing and related expenses while located in Singapore. Also includes $176,868 of taxes paid on behalf of Mr. Southerland and a housing allowance of $11,450.

Option/SAR Grants In Fiscal Year 2006

The following table sets forth information concerning grants of options to purchase shares of Common Stock made to each Named Executive Officer during fiscal 2006. No stock appreciation rights were granted during fiscal 2006.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
	Number Of Securities Underlying Options Granted		Percentage Of Total Options Granted To Employees In Fiscal 2006(%)	Exercise Price Per Share($)(1)	Expiration Date
Name							5%	10%
Joseph C. Lawler	674,527	(3)	15.5	1.74	8/23/2012		477,804	1,113,487
William R. McLennan	200,000 100,000	(4) (3)	4.6 2.3	1.60 1.59	10/5/2012 1/8/2013		130,272 64,729	303,589 150,846
Mark J. Kelly	35,000 200,000	(4) (4)	0.8 4.6	1.57 1.48	10/31/2012 4/16/2013		22,370 120,502	52,132 280,820
Peter L. Gray	100,000	(4)	2.3	1.60	10/05/2012		65,136	151,795
David J. Riley	70,000 200,000	(4) (4)	1.6 4.6	1.57 1.06	10/31/2012 6/11/2013		44,740 86,305	104,264 201,128
Thomas Oberdorf	200,000	(4)	4.6	1.60	10/05/2012	(5)	130,272	303,589
W. Kendale Southerland	200,000	(4)	4.6	1.60	10/05/2012	(5)	130,272	303,589

(1)	The exercise price per share of each option was determined to be equal to the fair market value per share of the underlying stock on the date of grant.
(2)	Amounts reported in these columns represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the underlying Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock and subsidiary Common Stock holdings are dependent on the timing of such exercise and the future performance of the underlying Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.
(3)	Option vests and becomes exercisable as to 20% of the shares covered thereby on each of the first, second, third, fourth and fifth anniversaries of the date of grant.
(4)	Option vests and becomes exercisable as to 25% on the first anniversary of the date of grant and the remainder thereafter in 36 equal monthly installments.
(5)	Option expired unvested and unexercised upon termination of employment.

Fiscal Year 2006 Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options exercised by the Named Executive Officers during fiscal 2006 and stock options held as of July 31, 2006 by each Named Executive Officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized ($)(1)	Number Of Securities Underlying Unexercised Options At July 31, 2006 Exercisable / Unexercisable	Value Of Unexercised In-The-Money Options At July 31, 2006 Exercisable / Unexercisable ($)(2)
Joseph C. Lawler	—	—	540,000 / 2,834,527	— / —
William R. McLennan	—	—	102,000 / 708,000	— / —
Mark J. Kelly	9,667	7,830	80,072 / 252,937	1,071 / 1,609
Peter L. Gray	—	—	621,039 / 218,961	— / —
David J. Riley	26,124	26,124	76,645 / 323,231	1,331 / —
Thomas Oberdorf	—	—	— / —	— / —
W. Kendale Southerland	234,806	158,536	— / —	— / —

(1)	The value realized is based on the difference between the option exercise price of such options and the closing price of the underlying Common Stock on the Nasdaq Global Market on the date of exercise.
(2)	The value of the unexercised in-the-money options is based on the difference between the closing price of the underlying Common Stock on the Nasdaq Global Market on the last trading day of fiscal 2006 and the applicable option exercise prices.

Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of four directors who are not employees of the Company. The Compensation Committee regularly reviews and approves compensation and benefit programs of the Company and also reviews and determines the actual compensation of the Company’s executive officers, as well as all stock option grants, performance-based restricted stock, other equity-based awards and cash incentive awards to the Company’s executive officers. The Compensation Committee reviews and administers the Company’s 2004 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan, 2000 Stock Incentive Plan and 1995 Employee Stock Purchase Plan. The Compensation Committee reviews executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

The Company operates in highly competitive and rapidly changing markets. The Compensation Committee believes that the compensation programs for executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company. The Compensation Committee uses its base salary and incentive bonus program for the Company’s executive officers in order to enhance short-term profitability and stockholder value and uses stock options and other equity-based awards to enhance long-term growth in profitability, return on equity and stockholder value. In order to meet these objectives, the Compensation Committee sets base salaries and target incentive bonus awards for the Company’s executive officers for each fiscal year based on competitive peer group analysis prepared periodically by a compensation consulting firm retained by management at the Compensation Committee’s request. In addition, the Compensation Committee retained a compensation firm to render advice when the Company hired Mr. Lawler in fiscal 2005.

The Compensation Committee reviews the Company’s annual budget for the ensuing fiscal year and sets specific incentive target bonus awards which are directly linked to the short-term financial performance of the Company as a whole. For fiscal 2006, the Compensation Committee adopted and administered an Executive

Management Incentive Plan for CMGI, Inc. (the “2006 Plan”). This plan covered the executive officers of the Company (including executives of ModusLink), and was to be funded based on the Company’s consolidated business performance, with minimum threshold levels established. Bonus payments under the plan were to range from 0-200% of an individual’s target bonus based on business and individual performance. Target bonuses ranged from 50% to 60% of base salary for Named Executive Officers, with the exception of Mr. Lawler, whose target bonus is set, per his employment offer letter, at 125% of his base salary. No bonuses were earned by a Named Executive Officer under the 2006 Plan in fiscal 2006. Mr. Kelly, however, received a bonus payment of $50,000 with respect to the performance of ModusLink’s Americas Business Unit for which he served as Senior Vice President, Operations, until April 17, 2006. In addition, for fiscal 2006 the Compensation Committee established a plan for the issuance of performance based restricted shares of the Company’s Common Stock, ranging from 50,000 shares to 180,000 shares, to each of its executive officers, and additional executives, other than Mr. Lawler who was not a participant in this program. These grants were to be made, subject to certain financial goals being achieved, on the third business day after the release of financial results for the fiscal year ended July 31, 2006. Such goals were not met and, as a result, no awards were made.

For fiscal 2007, the Compensation Committee has adopted the Fiscal Year 2007 Executive Management Incentive Plan (the “2007 Plan”) for CMGI, Inc. The 2007 Plan covers executive officers of the Company, including executives of ModusLink, as determined by the Compensation Committee, and is funded based on the Company’s consolidated business performance, with minimum threshold levels established. The 2007 Plan is designed to recognize and reward the achievement of financial, business and management goals that are essential to the success of the Company and its subsidiaries. The bonus payments under the 2007 Plan are expected to range, subject to the terms of the 2007 Plan, from 0-200% of an individual’s target bonus based on business and individual performance and the discretion of the Compensation Committee. Target bonuses will range from 50% to 60% of base salary for Named Executive Officers, with the exception of Mr. Lawler, whose target bonus is set, per his employment offer letter, at 125% of his base salary. In addition, the Compensation Committee has again established a plan for the issuance of performance-based restricted shares of the Company’s Common Stock, to each of its executive officers (other than Mr. Lawler, who is not a participant in the restricted stock plan). The targeted grants for Named Executive Officers are 50,000 (Mr. Gray), 90,000 (Mr. Riley and Mr. Kelly) and 100,000 (Mr. McLennan). These awards of performance-based restricted shares of Common Stock would be made, subject to certain financial goals being achieved, on the third business day following the day the Company publicly releases its financial results for the fiscal year ending July 31, 2007. Any awards under this plan would vest in three equal annual installments on each of the first, second and third anniversaries of the date of grant.

In addition to salaries and incentive bonuses, the Compensation Committee also grants stock options, shares of restricted stock and other equity-based awards to executive officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Following a review by the Compensation Committee of the stock options and other equity held by the executive officers, certain executive officers of the Company were granted stock options in fiscal 2006, as set forth on the Summary Compensation Table included in this proxy statement.

With respect to the Chief Executive Officer of the Company, the Compensation Committee utilizes a compensation program composed of base salary, incentive bonuses based on business and financial performance of the Company and individual performance during the fiscal year and stock option grants. In determining the compensation of the Company’s Chief Executive Officer, the Compensation Committee reviewed comparable compensation data from the Company’s competitive peer groups, as well as the Chief Executive Officer’s potential for effectiveness and leadership with the Company. Mr. Lawler’s base salary was initially set at $550,000 per his employment offer letter dated August 23, 2004 and remained unchanged for fiscal 2006. After a review of employment data for peer companies prepared by an outside compensation consultant, the Compensation Committee determined to increase Mr. Lawler’s base salary, effective September 1, 2006, to $605,000. Mr. Lawler’s target bonus remains set at 125% of his base salary. In addition, pursuant to Mr. Lawler’s employment offer letter, on each of the first five anniversaries of Mr. Lawler’s date of hire on which he is employed by the Company, Mr. Lawler is entitled to annual stock option grants and restricted stock awards such that, when added to the initial equity grants and awards made to Mr. Lawler, he would own, or have the right to acquire, 2% of the Company’s outstanding shares of Common Stock (on a fully diluted basis) on August 2, 2004, immediately following the Company’s acquisition of Modus Media, Inc. For a description of Mr. Lawler’s employment-related agreements and arrangements, see “Employment Agreements and Severance and Change of Control Arrangements.”

Section 162 (m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.

The Compensation Committee believes that the foregoing combination of base salaries, incentive bonuses, stock options, shares of restricted stock and other equity-based awards have helped develop a senior management group dedicated to the business results and financial performance of the Company.

HUMAN RESOURCES AND

COMPENSATION COMMITTEE

Francis J. Jules, Chair

Virginia G. Breen

Edward E. Lucente

Michael J. Mardy

Compensation Committee Interlocks and Insider Participation

The members of the Human Resources and Compensation Committee during fiscal 2006 were Francis J. Jules, Anthony J. Bay, Virginia G. Breen, Edward E. Lucente and Michael J. Mardy. Mr. Bay served on the Human Resources and Compensation Committee until June 2006. No member of this committee was at any time during fiscal 2006 or at any other time an officer or employee of the Company. Mr. Jules is a officer of AT&T Inc., from which ModusLink purchased telecommunications services, equipment and maintenance for an aggregate purchase price of approximately $558,499 as described under “Certain Relationships and Related Transactions.” No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Human Resources and Compensation Committee during fiscal 2006.

Independent Auditors’ Fees

The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended July 31, 2006 and 2005:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$2,883,325	$4,443,212
Audit-Related Fees	45,400	902,522
Tax Fees	267,804	238,100
All Other Fees	—	—

Total Fees	$3,196,529	$5,583,834

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, costs associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and consultations concerning financial accounting and reporting standards.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2006, these services included employee benefit plan audits. In fiscal 2005, these services included costs associated with SAS 70 reviews for certain clients and employee benefit plan audits.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. No fees were billed to the Company by KPMG for products and services other than the services reported above.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

The Board of Directors has determined that Michael J. Mardy is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Mr. Mardy is independent as defined in applicable Nasdaq listing standards.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements for fiscal 2006 with the Company’s management. The Audit Committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has discussed with KPMG its independence and has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with maintaining KPMG’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2006.

AUDIT COMMITTEE

Michael J. Mardy, Chair

Anthony J. Bay

Thomas H. Johnson

Francis J. Jules

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

@Ventures

The Company maintains interests in several venture capital funds. The Company’s interests in such entities are reflected principally through its ownership of CMG@Ventures Capital Corp. and CMG@Ventures, Inc., wholly owned subsidiaries of the Company. CMG@Ventures Capital Corp. and CMG@Ventures, Inc. are entitled to (i) an interest ranging from approximately 77.5% to 80% of the net capital gains realized by CMG@Ventures I, LLC (“CMG@Ventures I”) (which percentage varies depending on the date on which the investment generating the particular net capital gain was made) and (ii) approximately 80% of the net capital gains realized by CMG@Ventures II, LLC (“CMG@Ventures II”). CMG@Ventures I, LLC was dissolved as of July 31, 2006. The @Ventures III funds are comprised of four entities that co-invest in each investment made by the @Ventures III funds. Approximately 78% of each investment made by the @Ventures III funds is made by two entities, @Ventures III, L.P. and @Ventures Foreign Fund III, L.P. The Company does not have a direct ownership interest in either of these entities, but CMG@Ventures Capital Corp. is entitled, through its ownership of an approximately 10% interest in @Ventures Partners III, LLC (“@Ventures Partners III”), the general partner of such entities to (x) approximately 0.1% of the capital of each entity, and (y) approximately 2% of the net capital gains realized by each entity after return of certain priority amounts to the limited partners of each entity. CMG@Ventures III, LLC (“CMG@Ventures III”) co-invests approximately 20% of the total amount invested in each @Ventures III fund portfolio company investment. CMG@Ventures Capital Corp. owns 100% of the capital and is entitled to approximately 80% of the cumulative net capital gains realized by CMG@Ventures III. @Ventures Partners III is entitled to the remaining 20% of the net capital gains realized by CMG@Ventures III. The remaining 2% invested in each @Ventures III fund investment is provided by a fourth entity, @Ventures Investors, LLC, in which the Company has no interest. During fiscal 2000, additional venture capital fund entities were formed to provide follow-on financing to @Ventures III fund portfolio companies. These “expansion funds” have a structure that is substantially identical to the @Ventures III funds, and the Company’s interests in such funds are comparable to its interests in the @Ventures III funds. CMG@Ventures Capital Corp. is entitled to approximately 80% of the net capital gains realized by CMG@Ventures Expansion, LLC. CMG@Ventures Capital Corp., through its interest in CMGI@Ventures IV, LLC (“CMGI@Ventures IV”), is generally entitled to an interest, ranging from 80% to 92.5%, of the net profits from each investment made by CMGI@Ventures IV, depending on the aggregate amount previously distributed to CMGI@Ventures Capital Corp. by CMGI@Ventures IV, and after payment of certain fees to profit members of CMGI@Ventures IV. During fiscal 2004, the Company formed @Ventures V, LLC (“@Ventures V”). CMG@Ventures Capital Corp., through its interest in @Ventures V, is generally entitled to approximately 92% of the net profits from each investment made by @Ventures V.

Mr. Wetherell, the Company’s former Chairman, was a profit member (as defined in the limited liability company agreement) of CMG@Ventures I, and in that capacity owned an approximately 6.0% carried interest in the net realized gains (as defined in the limited liability company agreement) of CMG@Ventures I. Mr. Wetherell’s interest in CMG@Ventures I was fully vested. As noted above, CMG@Ventures I was dissolved as of July 31, 2006. Mr. Wetherell is a managing member of CMG@Ventures II and in that capacity owns an approximately 7.8% carried interest in the net realized gains (as defined in the operating agreement) of CMG@Ventures II. Mr. Wetherell’s interest in CMG@Ventures II is fully vested. Mr. Wetherell has indirect compensatory interests in the @Ventures III funds and related management entities (as described below). Mr. Wetherell is not a member of CMG@Ventures Expansion, LLC, CMGI@Ventures IV or @Ventures V and has no compensatory interests in those entities.

CMG@Ventures I and CMG@Ventures II

On July 31, 2006, Mr. Wetherell received 1,130 shares of Premiere Global Services, Inc. from CMG@Ventures I in his capacity as a member. From August 1, 2005 through July 31, 2006, this distribution of Premiere Global Services, Inc. was the only allocation and distribution of cash or securities to Mr. Wetherell in his capacity as a member of CMG@Ventures I, LLC. From August 1, 2005 through July 31, 2006, Mr. Wetherell received no distributions of cash or securities from CMG@Ventures II. During such period, no cash or securities were allocated to the account of Mr. Wetherell in his capacity as a member of CMG@Ventures II.

@Ventures III

Mr. Wetherell has indirect compensatory interests in the @Ventures III funds and related management entities. Mr. Wetherell is a voting managing member of @Ventures Partners III, which manages @Ventures III, L.P., @Ventures Foreign Fund III, L.P. and CMG@Ventures III. Mr. Wetherell is entitled to approximately 29.8% of all amounts distributed by such entities to @Ventures Partners III. Mr. Wetherell’s interest in @Ventures Partners III is fully vested. The other members of @Ventures Partners III consist of (i) individuals who provide (or who formerly provided) management services to the funds and (ii) CMG@Ventures Capital Corp., a direct wholly owned subsidiary of the Company, which has a 10% interest in all of the amounts distributed by @Ventures Partners III. Mr. Wetherell is a member of @Ventures Investors, LLC and Mr. Wetherell’s interest in investments made by such entity ranges from 24.8% to 28.1%, depending on the date the investment was made.

From August 1, 2005 through July 31, 2006, Mr. Wetherell received no distributions of cash or securities in his capacity as a member of @Ventures Partners III. During such period, no cash or securities were allocated to the account of Mr. Wetherell in his capacity as a member of @Ventures Partners III.

From August 1, 2005 through July 31, 2006, Mr. Wetherell received no distributions of cash or securities in his capacity as a member of @Ventures Investors, LLC. During such period, no cash or securities were allocated to the account of Mr. Wetherell in his capacity as a member of @Ventures Investors, LLC.

@Ventures Management, LLC provides management services to @Ventures III, L.P, @Ventures Foreign Fund III, L.P, and CMG @Ventures III. Historically, @Ventures Management, LLC was entitled to annual management fees from each of such entities equal to approximately 2.0% of the capital committed to such fund. Effective February 1, 2002, management fees due from @Ventures III, L.P. and @Ventures Foreign Fund III, L.P. were waived, except under certain limited circumstances. Effective January 1, 2004, the obligation of CMG @Ventures III to pay management fees to @Ventures Management, LLC terminated and @Ventures III, L.P. commenced paying reduced management fees to @Ventures Management, LLC. Mr. Wetherell is a voting member of @Ventures Management, LLC and has an approximately 40.0% interest in the net income of @Ventures Management, LLC. From August 1, 2005 through July 31, 2006, Mr. Wetherell received no distributions of cash or securities in his capacity as a member of @Ventures Management LLC.

Hewlett-Packard Company

In August 1999, the Company acquired AltaVista from Compaq Computer Corporation (now Hewlett-Packard Company (“H-P”)). As a result of that transaction, H-P became the holder of more than 5% of the Company’s Common Stock and the Company agreed that for so long as H-P owned at least 5% of the issued and outstanding stock of the Company, H-P would have the right to designate a member of the Board of Directors of the Company. H-P has not designated any member of the Board of Directors since February 2001. During fiscal 2006, H-P ceased to hold more than 5% of the Company’s Common Stock.

During fiscal 2006, ModusLink paid to H-P approximately $488,000 for leased equipment, approximately $44,000 for the purchase of equipment and approximately $286,000 for equipment maintenance services.

The Company has retained H-P to provide consulting services in connection with the implementation of a software system. During fiscal 2006, the Company paid an aggregate of approximately $1.2 million to H-P for such consulting services.

ModusLink and its subsidiaries provided comprehensive supply chain management services to H-P, including procurement, inventory management, assembly, fulfillment and distribution services, during fiscal 2006 for which ModusLink received approximately $347.3 million from H-P and in connection with these services, ModusLink purchased inventory from H-P for approximately $25.7 million.

In October 2005, ModusLink’s Singapore subsidiary entered into a Master Services Agreement (“MSA”) with an H-P affiliate. Under the MSA, H-P will provide various managed services for ModusLink in connection with ModusLink’s enterprise resource planning software system. The MSA has a 60 month term. Fees due under the MSA vary based on services actually provided throughout the term. ModusLink’s approximate current commitment is $125,000 per month, after an initial one-time investment of approximately $350,000. In connection with the provision of the managed services under the MSA, ModusLink also purchased certain H-P equipment for an approximate aggregate purchase price of $2.4 million.

AT&T Inc.

During fiscal 2006, ModusLink provided comprehensive supply chain management services to SBC Communications, Inc., which acquired AT&T Corp. in November 2005 and changed its name to AT&T Inc. During fiscal 2006, ModusLink received approximately $56.4 million from AT&T Inc. for these services. During fiscal 2006, ModusLink purchased telecommunications services, equipment and maintenance from AT&T Inc. (including from AT&T Corp.) for approximately $558,499. Mr. Jules, a member of the Company’s Board of Directors (and certain committees thereof) and the presiding director, is an officer of AT&T Inc. (formerly SBC Communications, Inc.).

Wetherell Consulting Arrangement

On August 31, 2006, the Company entered into a Consulting Agreement with David S. Wetherell, its former Chairman of the Board and the holder of more than 5% of its Common Stock, pursuant to which he will provide certain services to the Company for a three-year period. These services shall include (i) meeting with the Chief Executive Officer of the Company at least twice per year to review the strategic direction of @Ventures, the Company’s venture capital business, (ii) meeting with the managing directors of @Ventures at least monthly to review current and prospective @Ventures investments, (iii) identifying new investment opportunities for @Ventures and (iv) providing the Technology Committee of the Board of Directors of the Company or its individual members with input on strategy and investments. Mr. Wetherell will not receive any cash compensation for these services. Per the original terms of Mr. Wetherell’s existing stock options, all vested stock options held by Mr. Wetherell will remain exercisable for so long as he maintains a continuous business relationship with the Corporation, but in no event after their expiration date.

Stock Performance Graph

The graph below compares the cumulative total stockholder return of the Company’s Common Stock from July 31, 2001 through July 31, 2006 with the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Computer & Data Processing Services Index during the same period. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG CMGI, INC., THE NASDAQ COMPOSITE INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

	July 2001	July 2002	July 2003	July 2004	July 2005	July 2006
CMGI, INC.	100.00	20.30	88.61	68.32	94.06	51.49
NASDAQ STOCK MARKET (U.S.)	100.00	66.86	83.93	93.57	108.92	109.00
NASDAQ COMPUTER & DATA PROCESSING	100.00	64.38	78.86	86.39	98.09	98.14

The graph shown above assumes that $100 was invested in the Company’s Common Stock and in each index on July 31, 2001. In addition, the total returns for the Company’s Common Stock and the indexes used assume the reinvestment of all dividends.

Employment Agreements and Severance and Change of Control Arrangements

Joseph C. Lawler

On August 23, 2004, Joseph C. Lawler was appointed President and Chief Executive Officer of the Company. In connection therewith, the Company and Mr. Lawler executed an employment offer letter, dated as of August 23, 2004, which provides for the employment of Mr. Lawler as President and Chief Executive Officer of the Company at an annual salary of $550,000. Such base salary has been increased effective September 1, 2006 to $605,000. Mr. Lawler is also eligible for an annual cash bonus under the Company’s 2007 Executive Management Incentive Plan. Mr. Lawler’s annual target bonus is set at 125% of his annual salary. Mr. Lawler’s bonus for fiscal 2005 was guaranteed at a minimum of $250,000. Pursuant to the employment offer letter, on August 23, 2004, Mr. Lawler was granted an option to purchase 2,700,000 shares of the Company’s Common Stock at an exercise price of $1.25 per share. Such option has a seven-year term and vests 20% of the total number of shares subject to the option on each of the first five anniversaries of the grant date. In addition, on August 27, 2004, Mr. Lawler was granted 1,800,000 restricted shares of the Company’s Common Stock with the purchase price deemed to have been paid in kind through Mr. Lawler’s agreement to employment by the Company. Such restricted shares are subject to forfeiture provisions which lapse as to 20% of the total number of shares subject to the grant on each of the first five anniversaries of the grant date. In connection with these initial grants of stock options and restricted stock, Mr. Lawler and the Company also entered into an agreement containing non-competition covenants in favor of the Company during Mr. Lawler’s employment and for 12 months thereafter. In addition, the offer letter provides that on each of the first five anniversaries of Mr. Lawler’s date of hire on which he is employed by the Company, the Company will grant additional stock options and restricted stock awards (“Additional Awards”) to Mr. Lawler with respect to such number of shares of the Company’s Common Stock that, when added to the initial grants described above, will be equal to 2% of the Company’s outstanding shares of Common Stock (on a fully diluted basis) on August 2, 2004, immediately following the Company’s acquisition of Modus Media, Inc. Each such additional grant of stock options and restricted stock shall be in the proportion of 1.5 options to each share of restricted stock. Each Additional Award shall vest 20% of the total of such award on each anniversary of the date of grant and, in the case of stock options, shall have a seven-year term and an exercise price equal to the fair market value of a share of the Company’s Common Stock on the date of grant. Per the employment offer letter, on August 23, 2005, Mr. Lawler was granted his first Additional Awards, consisting of an option to purchase 674,527 shares of Common Stock at an exercise price of $1.74 per share and 449,685 shares of restricted stock. In addition, on August 23, 2006, Mr. Lawler was granted his second Additional Awards, consisting of an option to purchase 674,527 shares of Common Stock at an exercise price of $1.03 per share and 449,685 shares of restricted stock. All Additional Awards vest as described above. If at any time the closing share price of the Company’s Common Stock equals or exceeds $3.00 for 30 consecutive trading days (adjusted for changes in capitalization), then the Company shall immediately grant to Mr. Lawler all Additional Awards that have not been previously granted. The inability of the Company to grant any of the Additional Awards when due for any reason, including as a result of a failure of the Company to obtain stockholder approval of a necessary increase in the number of shares available under any applicable Company equity incentive plan, would constitute Good Reason under Mr. Lawler’s Executive Severance Agreement described below.

Pursuant to the employment offer letter, Mr. Lawler and the Company entered into an Executive Severance Agreement, dated as of August 23, 2004, that provides in the event that his employment is terminated by the Company for a reason other than for Cause (as defined) or by Mr. Lawler for Good Reason (as defined), then the Company shall pay Mr. Lawler a one-time severance payment equal to 12 months of his then-current annual base salary plus his target bonus as in effect on his last day of employment. In addition, 50% of the portion of each of Mr. Lawler’s stock options and restricted stock awards which would otherwise become vested on or before the first anniversary of the date his employment is terminated shall be immediately vested, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of six months following his last day of employment. In addition, the agreement provides that in the event that his employment is terminated by the Company for a reason other than for Cause or by Mr. Lawler for Good Reason within 12 months following a Change of Control (as defined), then the Company shall pay Mr. Lawler a one-time severance payment equal to 24 months of his then-current annual base salary plus two times his target bonus as in effect on his last day of employment. In addition, (i) in the event the Change in Control occurs on or after August 23, 2006, 2/3 of Mr. Lawler’s stock options and restricted stock awards which are not then vested (taken proportionately from each of the remaining vesting tranches) shall immediately vest as of the date of termination, (ii) in the event the Change in Control occurs on or after August 23, 2007, all of Mr. Lawler’s stock options and restricted stock awards which are not then vested shall immediately vest as of the date of termination, and (iii) in each such case, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of six months following his last day of employment. In the event that any amounts payable to Mr. Lawler under the agreement are characterized as “excess parachute payments” under Section 280G of the Internal Revenue Code, then Mr. Lawler may elect to reduce the severance payments or have a portion of the stock options or restricted stock not vest.

Pursuant to the employment offer letter, Mr. Lawler and the Company also entered into an agreement, dated as of August 23, 2004, pursuant to which the Company reimbursed Mr. Lawler in the amount of $110,836 for certain relocation expenses in fiscal 2005. Pursuant to the employment offer letter, Mr. Lawler and the Company also entered into an agreement, dated as of August 23, 2004, pursuant to which the Company agreed to provide indemnification to Mr. Lawler in his capacities as a director and executive officer of the Company to the fullest extent provided by applicable law and by the Company’s Certificate of Incorporation and By-laws.

William R. McLennan

Pursuant to an employment offer letter dated February 1, 2005, Mr. McLennan was initially employed as President, Asia-Pacific Operations, of ModusLink. Under this offer letter, Mr. McLennan’s annual base salary was set at $325,000 and his target bonus was set at 60% of his base salary. In addition, he was granted an option to purchase 510,000 shares of the Company’s Common Stock at an exercise price of $2.08 per share (the closing price of the Company’s Common Stock on the date of grant) and an award of 340,000 shares of restricted stock. The stock option vests in five equal annual installments, and the restrictions lapse as to one-fifth of the shares of restricted stock on each of the first five anniversaries of the date of grant, provided, in each case that Mr. McLennan is employed by ModusLink on such date.

The employment offer letter also provides that in the event that Mr. McLennan’s employment is terminated without cause (as defined) within twelve months following a change of control (as defined), he will receive twelve months base salary and target bonus to be paid in pro rata installments over such twelve month period.

On March 10, 2005, Mr. McLennan and ModusLink entered into a Letter of Understanding—Expatriate Assignment in connection with his deployment overseas. Under that letter, Mr. McLennan is entitled to a goods and services allowance, designed to reimburse him for increased living costs in Singapore versus the United States, of $20,328 annually. Mr. McLennan also receives a housing allowance of up to 16,000 Singapore dollars for housing and utility (excluding personal telephone expenses) costs per month, less a monthly contribution of $3,486. In addition, Mr. McLennan receives a transportation allowance of $1,000 per month and an annual membership fee to the American Club in Singapore. Mr. McLennan and his wife are also entitled to one round-trip, business class ticket each per year to the United States or other country of their choice as well as $500 per month for storage of personal items. Mr. McLennan will receive $10,000 net of applicable withholdings, for each of his move to Singapore and at the termination of his assignment, for his return to the United States. Mr. McLennan also receives tax preparation services, as well as tax equalization, designed to ensure that he incurs no additional tax liability as a result of having an assignment outside of the United States.

On January 9, 2006, ModusLink and Mr. McLennan entered into a letter agreement reflecting Mr. McLennan’s change in responsibility in December 2005 from President of Asia-Pacific Operations of ModusLink to his current position of President of International Business of ModusLink. This letter agreement provided for an increase in Mr. McLennan’s base salary to $375,000. In addition, Mr. McLennan was granted an option to purchase 100,000 shares of the Company’s Common Stock at an exercise price of $1.59 (the closing price of the Company’s Common Stock on the date of grant). The stock option vests in five equal annual installments, provided that Mr. McLennan is employed by ModusLink on such date. Further, subject to the Company’s achievement of certain fiscal year 2006 business and financial goals, Mr. McLennan was entitled to receive a stock option grant for an additional 100,000 shares of the Company’s Common Stock, at an exercise price at the closing price of the Company’s Common Stock on the date of any such grant. These goals were not achieved and this grant did not occur.

Mark J. Kelly

On April 17, 2006, ModusLink entered into an employment letter agreement with Mark J. Kelly, pursuant to which Mr. Kelly became the President, Americas Business Unit of ModusLink at an annual base salary of $250,000. Mr. Kelly was also eligible to participate in the incentive compensation plans for executive officers established by the Compensation Committee of the Board of Directors of the Company on October 6, 2005. Mr. Kelly’s target bonus for the remainder of fiscal year 2006 was equal to 60% of Mr. Kelly’s base salary earned during the remainder of fiscal year 2006. Mr. Kelly’s bonus relating to the earlier part of fiscal year 2006 was targeted at 30% of his prior base salary. The payment of the bonus was subject to ModusLink’s and the Company’s achievement of fiscal year 2006 business objectives pursuant to the Company’s FY2006 Executive Management Incentive Plan (“2006 EMIP”). No bonus payment was made under the 2006 EMIP, however, Mr. Kelly received a bonus payment of $50,000 with respect to the performance of ModusLink’s Americas Business Unit, for which he served as Senior Vice President, Operations until April 17, 2006. Mr. Kelly also received relocation assistance per the Company’s policy, plus a one-time miscellaneous relocation allowance of $25,000.

In addition, Mr. Kelly was granted a stock option to purchase 200,000 shares of the Company’s Common Stock. This option has an exercise price equal to $1.48 per share (equal to the closing price of the Company’s Common Stock on the Nasdaq Global Market on April 17, 2006, the date of grant), vests as to 25% of the shares underlying the option on the first anniversary of the date of grant and 1/48th of the shares on each monthly anniversary date of the date of grant thereafter, provided that Mr. Kelly remains employed by the Company on each vesting date.

Further, in the event Mr. Kelly’s employment with ModusLink is terminated by ModusLink other than for cause (as defined in the letter agreement), Mr. Kelly shall be entitled to continue to receive his base salary for the twelve-month period following the date of termination. Any payment of severance benefits will be conditioned upon Mr. Kelly’s execution of ModusLink’s standard form of general release.

Peter L. Gray

Mr. Gray and the Company are parties to an Executive Retention Agreement, dated as of August 28, 2002, that provides in the event that his employment is terminated by the Company for a reason other than for Cause (as defined), then the Company shall pay Mr. Gray as severance pay his regular base salary as in effect on his last day of employment for one year following the termination date, payable in installments in accordance with the Company’s regular payroll practices, plus the bonus amount he would have been entitled to receive under the Company’s bonus plan then in effect for the fiscal year in which the termination occurred, determined in accordance with the applicable bonus plan (the “Bonus”), multiplied by a fraction, the numerator of which shall be the number of months that Mr. Gray was employed by the Company during the fiscal year in which his termination occurs and the denominator of which shall be twelve. In addition, the agreement provides that in the event that his employment is terminated by the Company for a reason other than for Cause or by Mr. Gray for Good Reason (as defined) within one year following a Change of Control of the Company (as defined), then the Company shall pay Mr. Gray a one-time severance payment equal to two times his then-current base salary plus his Bonus multiplied by a fraction, the numerator of which shall be the number of months that Mr. Gray was employed by the Company during the fiscal year in which his termination occurs and the denominator of which shall be twelve. In the event of a termination of Mr. Gray’s employment giving rise to a severance payment under the Executive Retention Agreement, Mr. Gray shall have the right to exercise any vested portion of the option granted to him in March 2002 within the 12-month time period following such termination, unless the option terminates sooner by the terms of the underlying option agreement. Mr. Gray and the Company have also entered into an agreement containing non-competition covenants in favor of the Company during Mr. Gray’s employment and for 12 months thereafter.

David J. Riley

On June 12, 2006, the Company entered into a letter agreement with David J. Riley pursuant to which Mr. Riley became employed as the Interim Chief Financial Officer and Treasurer of the Company at an annual base salary of $215,000, effective as of June 9, 2006. In addition, Mr. Riley’s bonus target for fiscal 2007 was set at 50% of his base salary. The bonus target will apply to the Company’s Fiscal Year 2007 Executive Management Incentive Plan.

Further, on June 12, 2006, Mr. Riley was granted an option to purchase 200,000 shares of the Company’s Common Stock. This option was priced at the closing price of the Company’s Common Stock on June 12, 2006, the date of grant. This option vests as to 25% on the first anniversary of the date of grant, and monthly thereafter, so that the option becomes fully vested and exercisable on the fourth anniversary of the date of grant, provided Mr. Riley remains employed by the Company on each vesting date.

Thomas Oberdorf

Mr. Oberdorf and the Company were parties to an agreement, dated as of March 1, 2002, that provided for the employment of Mr. Oberdorf as Chief Financial Officer and Treasurer of the Company for an annual base salary of $325,000. Pursuant to the agreement, Mr. Oberdorf was granted an option to purchase 750,000 shares of Common Stock of the Company at an exercise price of $1.55 per share. The option was divided into three tranches as follows: tranche 1 = 350,000 shares; tranche 2 = 250,000 shares; and tranche 3 = 150,000 shares. Tranche 1 of the option was to vest and become exercisable as follows: (A) 1/4th of the number of shares subject to tranche 1 on the earlier to occur of (i) the first anniversary of the date of grant and (ii) the First Confirmation Date, plus (B) an additional 1/48th of the number of shares subject to tranche 1 on the date of each successive monthly anniversary of the first anniversary of the date of grant. Tranche 2 of the option was to vest and become exercisable as follows: (A) 1/4th of the number of shares subject to tranche 2 on the first anniversary of the First Confirmation Date, plus (B) an additional 1/48th of the number of shares subject to tranche 2 on the date of each successive monthly anniversary of the first anniversary of the First Confirmation Date. Tranche 3 of the option was to vest and become exercisable as follows: (A) 1/4th of the number of shares subject to tranche 3 on the first anniversary of the Second Confirmation Date, plus (B) an additional 1/48th of the number of shares subject to tranche 3 on the date of each successive monthly anniversary of the first anniversary of the Second Confirmation Date. Tranches 2 and 3 would vest and become exercisable, in any event, on March 4, 2007.

Mr. Oberdorf and the Company were parties to an Executive Severance Agreement, dated as of March 4, 2002, that provided that in the event that his employment was terminated by the Company for a reason other than for Cause (as defined), then the Company would pay Mr. Oberdorf as severance pay his regular base salary as in effect on his last day of employment for one year following the termination date, payable in installments in accordance with the Company’s regular payroll practices, plus his target bonus as in effect on his last day of employment. In addition, the agreement provided that in the event that his employment was terminated by the Company for a reason other than for Cause or by Mr. Oberdorf for Good Reason (as defined) within one year following a Change of Control of the Company (as defined), then the Company would pay Mr. Oberdorf a one-time severance payment equal to two times his then-current base salary plus two times his then-current target bonus. Mr. Oberdorf and the Company also entered into an agreement containing non-competition covenants in favor of the Company during Mr. Oberdorf’s employment and for 12 months thereafter.

On May 23, 2006, Mr. Oberdorf resigned from his position as the Chief Financial Officer and Treasurer of the Company, effective on June 9, 2006. No payment was made under the Executive Severance Agreement.

W. Kendale Southerland

Mr. Southerland and ModusLink were parties to an agreement, dated March 22, 2005, providing for the employment of Mr. Southerland as President, Sales and Marketing of ModusLink at an annual base salary of $325,000. Mr. Southerland was eligible to earn a target bonus of 60% of his base salary under the CMGI FY 2006 Executive Management Incentive Plan.

If Mr. Southerland’s employment was terminated by ModusLink other than for cause (as defined), then ModusLink was to pay Mr. Southerland as severance his regular base salary as in effect on his last day of employment for the twelve-month period following the termination date. Mr. Southerland was also entitled to participate in any ModusLink employee benefit plans generally available to its employees from time to time.

On June 14, 2006, ModusLink entered into a Severance Agreement and General Release with Mr. Southerland in connection with the termination of Mr. Southerland’s employment as President, Sales and Marketing of ModusLink effective May 31, 2006. Under this Agreement, ModusLink agreed to pay Mr. Southerland his base salary of $325,000 for one year following his termination date of May 31, 2006.

In addition, in light of the fact that Mr. Southerland was previously on an expatriate assignment in Singapore until 2005, ModusLink agreed to provide Mr. Southerland with tax equalization for taxes due in 2006 or 2007 relating to periods during which Mr. Southerland was working in Singapore. Tax equalization is designed to ensure that no additional tax liability or benefit as a result of having an assignment outside the U.S. is effected. ModusLink provides Mr. Southerland assistance to ensure compliance with U.S. expatriate tax laws for the indicated periods, as well as the tax laws of the host country. ModusLink, through its tax consultant, provides reasonable tax preparation assistance to ensure compliance with U.S. tax laws as well as the laws of Singapore.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission.

Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2006, its officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements applicable to such individuals.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company’s Office of Investor Relations at CMGI, Inc., 1100 Winter Street, Waltham, Massachusetts 02451.

Other Matters

The Board does not know of any other matter which may come before the 2006 Meeting. If any other matters are properly presented to the 2006 Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board hopes that stockholders will attend the 2006 Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the 2006 Meeting, and your cooperation will be appreciated. Stockholders who attend the 2006 Meeting may vote their shares even though they have sent in their proxies.

Proposals of Stockholders for 2007 Annual Meeting

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2007 Annual Meeting of Stockholders (the “2006 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 1100 Winter Street, Waltham, Massachusetts 02451, no later than July 10, 2007. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

If a stockholder of the Company wishes to present a proposal before the 2007 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no later than July 10, 2007 and the stockholder must comply with the provisions of the Company’s By-Laws. If a stockholder fails to provide timely notice of a proposal to be presented at the 2007 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

Peter L. Gray, Executive Vice President,

General Counsel and Secretary

Waltham, Massachusetts

November     , 2006

Appendix I

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 13, 2006 pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 11:59 p.m., Eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-five reverse stock split of the Common Stock shall become effective, such that each five shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 6, 2006, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its                      this              day of         , 200  .

CMGI, INC.

By:
Name:
Title:

AI-1

Appendix II

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 13, 2006 pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 11:59 p.m., Eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-ten reverse stock split of the Common Stock shall become effective, such that each ten shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 6, 2006, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of         , 200  .

CMGI, INC.

By:
Name:
Title:

AII-1

Appendix III

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 13, 2006 pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 11:59 p.m., Eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-fifteen reverse stock split of the Common Stock shall become effective, such that each fifteen shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 6, 2006, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of         , 200  .

CMGI, INC.

By:
Name:
Title:

AIII-1

Appendix IV

FORM OF CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CMGI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CMGI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on September 13, 2006 pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:	That the Restated Certificate of Incorporation, as amended, of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 11:59 p.m., Eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-twenty reverse stock split of the Common Stock shall become effective, such that each twenty shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on December 6, 2006, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of         , 200  .

CMGI, INC.

By:
Name:
Title:

AIV-1

Preliminary Copy

CMGI, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 6, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Joseph C. Lawler and Peter L. Gray, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of CMGI, Inc. (the “Company”) to be held at the State Room, 60 State Street, Boston, Massachusetts 02109, on Wednesday, December 6, 2006, at 9:00 a.m. Eastern time, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or by voting in person.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

COMMENTS:

DETACH CARD	DETACH CARD

Admission Ticket

This is your admission ticket for you and a guest to attend the Annual Meeting of Stockholders to be held on Wednesday, December 6, 2006, at 9:00 a.m. Eastern time at the State Room, 60 State Street, Boston, Massachusetts 02109.

Stockholders and guests must have a ticket for admission to the meeting. This ticket is non-transferable.

PLEASE DETACH AND PRESENT THIS TICKET AND PICTURE

IDENTIFICATION FOR ADMISSION TO THE ANNUAL MEETING

A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” EACH OF PROPOSALS 2 THROUGH 6 ARE RECOMMENDED BY THE BOARD OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☐

1.    To elect the nominees listed below for Class I Directors to serve for the ensuing three years (except as marked below):

For All Nominees	Withhold Authority for All Nominees	For All Except (See Instructions below) Nominees:	O Francis J. Jules
☐	☐	☐	O Joseph C. Lawler
O Michael J. Mardy

Instruction: To withhold authority to vote for any individual nominee(s), mark “For All Except” and fill in the circle next to each nominee you wish to withhold, as shown here:    ●

2.    To authorize the Board of Directors, in its discretion, to effect a 1-for-5 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

3.    To authorize the Board of Directors, in its discretion, to effect a 1-for-10 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

4.    To authorize the Board of Directors, in its discretion, to effect a 1-for-15 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

5.    To authorize the Board of Directors, in its discretion, to effect a 1-for-20 reverse stock split, without further approval or authorization of the Company’s stockholders.

For ☐	Against ☐	Abstain ☐

6.    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.

For ☐	Against ☐	Abstain ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSALS 2 THROUGH 6.

To include any comments, use the Comments box on the reverse side of this card.

Mark box at right if you plan to attend the Annual Meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Signature of Stockholder

Date:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Annual Meeting of Stockholders

of

CMGI, INC.

December 6, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.